--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 March 31, 2005
                Date of Report (Date of earliest event reported)


                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)



Delaware                             1-7023                        04-1933106
(State of incorporation)     (Commission File Number)      (I.R.S. Employer
                                                           Identification No.)

941 Grinnell Street, Fall River, Massachusetts                   02721
(Address of principal executive offices)                         (Zip Code)


    Registrant's telephone number, including area code     (508) 678-1951




         (Former name or former address, if changed since last report.)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Quaker Fabric Corporation of Fall River ("Quaker"), a wholly-owned subsidiary of Quaker Fabric Corporation (the "Company"), two other subsidiaries of the Company (together with Quaker, the "Borrowers") and the Company, as guarantor, are parties to a Second Amended and Restated Credit Agreement, dated as of February 14, 2002, with a bank (the "Bank") which expires January 31, 2007 (as amended, the "Credit Agreement"). The Credit Agreement provides for a revolving credit facility and a letter of credit facility. See Note 5 of Notes to Consolidated Financial Statements included in the Company's 2004 Annual Report on Form 10-K.

Quaker issued $45.0 million of Senior Notes due October 2005 and 2007 (the "Senior Notes") during 1997 under a Note Agreement (as amended, the "Senior Note Agreement") with an insurance company (the "Insurance Company" and together with the Bank, the "Lenders"). The Senior Notes are unsecured and bear interest at a fixed rate of 7.09% on $15.0 million and 7.18% on $30.0 million. The Senior Notes may be prepaid in whole or in part prior to maturity, at Quaker's option, subject to a yield maintenance premium, as defined. Annual principal payments began on October 10, 2003 with a final payment due October 10, 2007. Annual principal payment amounts are three payments of $5.0 million beginning in October 2003 (of which only the October 2005 payment is unpaid as of March 11, 2005), followed by two payments of $15.0 million beginning in 2006.

On February 14, 2002, Quaker issued $5.0 million of 7.56% Series A Notes due February 2009 (the "Series A Notes" and together with the Senior Notes, the "Term Notes") under a Note Purchase Agreement (as amended, the "Series A Note Agreement" and together with the Senior Note Agreement, the "Note Agreements") with the Insurance Company. The Series A Notes are unsecured and bear interest at a fixed rate of 7.56%, payable semiannually. The Series A Notes may be prepaid in whole or in part prior to maturity, at Quaker's option, subject to a yield maintenance premium, as defined.

The Company and/or Quaker are required to comply with a number of affirmative and negative convenants under the Credit Agreement and the Note Agreements, including, but not limited to, maintenance of certain financial tests and ratios (including interest coverage ratios, net worth related ratios, and net worth requirements); limitations on certain business activities of the Company and Quaker; restrictions on the Company's and/or Quaker's ability to declare and pay dividends, incur additional indebtedness, create certain liens, incur capital lease obligations, make certain investments, engage in certain transactions with stockholders and affiliates, and purchase, merge, or consolidate with or into any other corporation.

On March 11, 2005, the Borrowers and the Company, as guarantor, entered into a Forbearance and Amendment to the Second Amended and Restated Credit Agreement (the "Bank Forbearance Agreement"). Pursuant to the terms of the Bank Forbearance Agreement, the Borrowers and the Company acknowledged that in the absence of a waiver from the Bank, they would be in breach of both the debt service coverage ratio covenant and the profitable operations covenant in the Credit Agreement for the last quarter of 2004 and possibly in violation of those covenants and the leverage ratio covenant for each of the first and second quarters of 2005 and that these breaches would constitute Events of Default, as defined in the Credit Agreement (the "Specified Bank Defaults"). In the Bank Forbearance Agreement, the Bank agreed to waive the Specified Bank Defaults through the period ending July 15, 2005 (the "Limited Bank Waiver Period"), subject to certain conditions including the Bank's receipt of fully executed copies of a similar waiver from the Insurance Company with respect to the fixed charge coverage ratio and the total debt ratio set forth in the Note Agreements. The Bank Forbearance Agreement also provides for, among other things, (i) the reduction of the maximum amount of loans and letters of credit the Bank has agreed to make under the Credit Agreement to $15,000,000, and (ii) as a condition to any further borrowing under the Credit Agreement, the grant, not later than March 31, 2005, of a perfected, first priority security interest (subject to certain exceptions, including pari passu liens to be granted to the holders of the Term Notes) in all personal property assets of the Borrowers and the Company then owned or thereafter acquired and the contemporaneous execution of an intercreditor agreement, in form and substance satisfactory to the Bank, among the Bank, the holders of the Term Notes, the Borrowers and the Company.

On March 11, 2005, Quaker and the Company, as guarantor, entered into a Forbearance to Note Agreements with respect to the Note Agreements with the Insurance Company (the "Insurance Company Forbearance Agreement"). Pursuant to the terms of the Insurance Company Forbearance Agreement, Quaker and the Company acknowledged that in the absence of a waiver from the Insurance Company, Quaker and the Company would be in breach of the fixed charge coverage ratio set forth in the Note Agreements for the last quarter of 2004 and possibly for each of the first and second quarters of 2005 and possibly in breach of the total debt ratio set forth in the Note Agreements for each of the first and second quarters of 2005 and that this breach would constitute an Event of Default, as defined in the Note Agreements (the "Specificied Insurance Company Defaults"). In the Insurance Company Forbearance Agreement, the Insurance Company agreed to waive the Specified Insurance Company Defaults through the period ending July 15, 2005 (the "Limited Insurance Company Waiver Period"), subject to certain conditions including, but not limited to, the Insurance Company's receipt of fully executed copies of a similar waiver from the Bank with respect to the debt service coverage ratio covenant, the profitable operations covenant and the leverage ratio covenant set forth in the Credit Agreement. The Insurance Company Forbearance Agreement also provides, among other things, (i) that on or prior to July 10, 2005, the Company shall enter into a refinancing credit facility and using the proceeds thereof shall repay in full all of the Obligations (as defined in the Insurance Company Forbearance Agreement), and (ii) for the grant, not later than March 31, 2005, of a perfected, first priority security interest (subject to certain exceptions, including pari passu liens to be granted to the Bank) in all personal property assets of the Borrowers and the Company then owned or thereafter acquired and the contemporaneous execution of an intercreditor agreement, in form and substance satisfactory to the Insurance Company, among the Bank, the Insurance Company, the Borrowers and the Company.

On March 31, 2005, the Borrowers and the Company (i) consented to an Intercreditor and Collateral Agency Agreement by and among the Bank, as Collateral Agent, and the Bank and the Insurance Company, as Lenders, (the "Intercreditor Agreement," (ii) executed a security agreement pursuant to which the Borrowers and the Company granted to the Lenders a perfected, first priority security interest (subject to certain exceptions, including pari passu liens to be granted to the holders of the Term Notes) in all personal property assets of the Borrowers and the

Company then owned or thereafter acquired, (the "Security Agreement," and (iii) entered into various other agreements with the Lenders which provide, among other things, that the Bank has no obligation to make further Advances or to issue, extend or renew Letters of Credit for the Companies' accounts to the extent that any such Advances or Letter of Credit Obligations would increase the Companies' obligations to the Bank by more than $10.0 million (the "Other Agreements.") As a result, all of the conditions to the continued effectiveness of the Bank Forbearance Agreement and the Insurance Company Forbearance Agreement have been satisfied, and the Borrowers and the Company have the right to borrow under the Credit Agreement, as amended.

In the Bank Forbearance Agreement, the Borrowers and the Company agreed that they will repay all amounts outstanding, and cash collateralize all letters of credit issued, under the Credit Agreement on July 16, 2005 and that at such time the Bank will have all of its rights and remedies under and in respect of the Credit Agreement and applicable law, including those arising by virtue of the occurrence of the Specfied Bank Defaults. Pursuant to the Insurance Company Forbearance Agreement, on July 15, 2005, the Company has agreed to immediately repay to the Insurance Company all of the outstanding Obligations, and the Company has acknowledged that the Insurance Company shall be free in its sole and absolute discretion to proceed to enforce any or all of its rights and remedies under or in respect of the Note Agreements and applicable law, including without limitation, those of termination, acceleration, enforcement and other rights and remedies arising by virtue of the maturity of the Obligations and of the occurrence of the Specified Defaults.

As of March 31, 2005, there were no loans outstanding under the Credit Agreement, approximately $5.2 million of letters of credit and unused availability (after a reduction of the Bank's Commitment, as defined in the Credit Agreement) of $9.8 million. As of March 11, 2005, Quaker owed $40.0 million principal plus accrued interest under the Note Agreements.

The Company is in discussions with a commercial bank (the "Prospective Lender") regarding a proposed new credit facility to replace, and repay borrowings under, the Note Agreements and the Credit Agreement. Any such facility is expected to include terms which may be unfavorable to the Company including, but not limited to, the grant of security interests to the Prospective Lender to secure the payment and performance of Quaker's and the Company's obligations under the proposed credit facility and restrictions on Quaker's and the Company's capital expenditures going forward. There can be no assurance that the Company will reach agreement with the Prospective Lender on terms acceptable to the Company, or at all. The Company may be required to seek alternate financing sources, the terms of which financing, if obtainable, may be disadvantageous to the Company. Based upon the anticipated performance of the Company for the foreseeable future, and absent appropriate additional waivers or agreements to forbear from the Lenders, the failure to obtain new financing would likely result in an Event of Default under the Note Agreements and the Credit Agreement and the inability to borrow under the Credit Agreement no later than July 16, 2005.

In 2004 and 2003, the Company paid cash dividends of $1.5 million or $0.09 per common share and $1.7 million or $0.10 per common share, respectively. The Company previously agreed with its Lenders not to declare or pay any dividends or distributions at any time when a Default has occurred and is continuing. It is anticipated that any further amendments to the Note Agreements or the Credit Agreement, or any agreements for alternate financing, may prohibit the declaration or payment of dividends.

The foregoing descriptions of the Intercreditor Agreement, the Security Agreement and the Other Agreements are qualified in their entirety by reference to the Intercreditor Agreement, the Security Agreement and the Other Agreements which are filed as Exhibits 10.18 through and 10.22 to this Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

10.18    Intercreditor and Collateral Agency Agreement (dated as of March 31,
         2005) by and among Fleet National Bank, (the "Bank"), Pruco Life Insurance Company and The Prudential Insurance Company of America (the "Noteholders" and, together with the Bank, the "Lenders") and Fleet National Bank, as Collateral Agent on behalf of the Lenders.

10.19 Security Agreement (dated as of March 31, 2005) between Quaker Fabric Corporation of Fall River, Quaker Textile Corporation and Quaker Fabric Mexico, S.A. de C.V., as Borrowers, Quaker Fabric Corporation, as the Parent, and Fleet National Bank, as Collateral Agent.

10.20    Second Amended and Restated Pledge Agreement (dated as of March 31,
         2005) among Quaker Fabric Corporation of Fall River, Quaker Textile Corporation, Quaker Fabric Mexico, S.A. de C.V., and Quaker Fabric Corporation, (the "Companies"), and Fleet National Bank, (the "Bank"), Pruco Life Insurance Company and The Prudential Insurance Company of America (the "Noteholders" and, together with the Bank, the "Lenders") and Fleet National Bank, as Collateral Agent on behalf of the Lenders.

10.21 Guaranty Agreement (dated as of March 31, 2005) by Quaker Textile Corporation and Quaker Fabric Mexico, S.A. de C.V., as Guarantors, in favor of Pruco Life Insurance Company and The Prudential Insurance Company of America with respect to the Senior Note Agreement.

10.22 Guaranty Agreement (dated as of March 31, 2005) by Quaker Textile Corporation and Quaker Fabric Mexico, S.A. de C.V., as Guarantors, in favor of Pruco Life Insurance Company and The Prudential Insurance Company of America with respect to the Series A Note Agreement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           QUAKER FABRIC CORPORATION
                                               (Registrant)



Date: April 1, 2005               /s/   Paul J. Kelly
                                  ---------------------------
                                          Paul J. Kelly
                                          Vice President - Finance and Treasurer

                                                                   EXHIBIT INDEX

10.18    Intercreditor and Collateral Agency Agreement (dated as of March 31,
         2005) by and among Fleet National Bank, (the "Bank"), Pruco Life Insurance Company and The Prudential Insurance Company of America (the "Noteholders" and, together with the Bank, the "Lenders") and Fleet National Bank, as Collateral Agent on behalf of the Lenders.

10.19 Security Agreement (dated as of March 31, 2005) between Quaker Fabric Corporation of Fall River, Quaker Textile Corporation and Quaker Fabric Mexico, S.A. de C.V., as Borrowers, Quaker Fabric Corporation, as the Parent, and Fleet National Bank, as Collateral Agent.

10.20    Second Amended and Restated Pledge Agreement (dated as of March 31,
         2005) among Quaker Fabric Corporation of Fall River, Quaker Textile Corporation, Quaker Fabric Mexico, S.A. de C.V., and Quaker Fabric Corporation, (the "Companies"), and Fleet National Bank, (the "Bank"), Pruco Life Insurance Company and The Prudential Insurance Company of America (the "Noteholders" and, together with the Bank, the "Lenders") and Fleet National Bank, as Collateral Agent on behalf of the Lenders.

10.21 Guaranty Agreement (dated as of March 31, 2005) by Quaker Textile Corporation and Quaker Fabric Mexico, S.A. de C.V., as Guarantors, in favor of Pruco Life Insurance Company and The Prudential Insurance Company of America with respect to the Senior Note Agreement.

10.22 Guaranty Agreement (dated as of March 31, 2005) by Quaker Textile Corporation and Quaker Fabric Mexico, S.A. de C.V., as Guarantors, in favor of Pruco Life Insurance Company and The Prudential Insurance Company of America with respect to the Series A Note Agreement.

                             STATEMENT OF DIFFERENCES

The section symbol shall be expressed as .................................. 'SS'